Exhibit 23.2

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
phone: 303 466 4092 / fax: 303 466 4826

March 18, 2010

Board of Directors
China Media, Inc.

Re:  Registration Statement on Form S-1

Gentlemen:

I hereby consent to the incorporation of my opinion dated December 22, 2009 into the amended Registration Statement on Form S-1/A Amendment No. 1.  I further consent to the reference to my firm under the heading “Legal Matters” in the Registration Statement.

                                                                                                                        Sincerely,

                                                                                                                                                                                                /s/Dennis Brovarone
                                                                                                                                                                                                 Dennis Brovarone